AMENDED AND RESTATED BY–LAWS
OF
TUPPERWARE BRANDS CORPORATION
(Effective May 4, 2021)
Incorporated under the Laws of the State of Delaware
ARTICLE I.
OFFICES AND RECORDS
Section 1.1 Delaware Office. The principal office of Tupperware Brands Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.
Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may from time to time require.
Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II.
STOCKHOLDERS
Section 2.1 Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of business as may be properly brought before the meeting in accordance with these Amended and Restated By-laws (as amended from time to time in accordance with the terms hereof, these “By-laws”).
Section 2.2 Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (the “Preferred Stock”) to elect additional directors under specific circumstances, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).
Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.
Section 2.4 Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By–laws. Any previously scheduled meeting of the stockholders may be postponed or cancelled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chair of the meeting or the Board of Directors may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Conduct of Meetings. The Chair of the Board of Directors (the “Chair”) or in the Chair’s absence, a director or officer of the Corporation as a majority of the Board may designate shall act as chair of meetings of stockholders. The Secretary of the Corporation (the “Secretary”) shall act as secretary of the meeting. Except to the extent inconsistent with any rules and regulations for the conduct of any meeting of stockholders as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.

Section 2.7 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by such stockholder’s duly authorized attorney-in-fact. Such proxy must be filed with the Secretary or such stockholder’s representative at or before the time of the meeting.
Section 2.8 Notice of Stockholder Business and Nominations.
(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this By–law and who was a stockholder of record (i) at the time such notice is delivered to the Secretary (ii) as of the record date for such meeting and (iii) on the date of such meeting. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.
(2) For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By–law, (x) the stockholder must have given timely notice thereof in writing to the Secretary, (y) in the case of business, such business must otherwise be a proper matter for stockholder action, and (z) the stockholder and the beneficial owner, if any, on whose behalf any such business or nomination is brought before the meeting (the “Beneficial Owner”) must have acted in accordance with the representations set forth in the Solicitation Statement required by this Section 2.8. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal office of the Corporation not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from the one-year anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (the “Proposed Nominee”), (i) the name, age, business address and residence address of such Proposed Nominee, (ii) the principal occupation and employment of such Proposed Nominee, (iii) a written questionnaire with respect to the background and qualifications of the Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten days of receiving such request), (iv) all information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the regulations promulgated thereunder, including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (v) the information required to be submitted by nominees pursuant to Section 2.9 of these By–laws, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Beneficial Owner, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, and their respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Beneficial Owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(b) as to any business (other than the nomination of directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, (ii) the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any Corporation document, including the Articles of Incorporation or these By-laws, the language of the proposed amendment), (iii) a complete and accurate description of any material interest in such business of such stockholder and any Beneficial Owner, individually or in the aggregate, including any anticipated benefit to such stockholder and any Beneficial Owner therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Beneficial Owner in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Beneficial Owner pursuant to Regulation 14A under the Exchange Act and (iv) a description of all agreements, arrangements and understandings between such stockholder and Beneficial Owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c) as to the stockholder giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made,
(i) the name and address of such stockholder and Beneficial Owner (including, if applicable, as they appear on the Corporation’s books),
(ii) (A) the class, series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and Beneficial Owner, the date (or dates) on which each such shares was acquired by such stockholder or Beneficial Owner, and the investment intent of such acquisition, together with the evidence of such beneficial or record ownership, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or Beneficial Owner, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and Beneficial Owner have a right to vote any shares of any security of the

Corporation, (D) any agreement, arrangement, understanding or relationship, including any repurchase or so-called “stock borrowing” agreement or arrangement, involving such stockholder or Beneficial Owner, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or Beneficial Owner with respect to any class or series of the shares of the Corporation or any short interest in any security of the Corporation (for purposes of this Section 2.8 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and Beneficial Owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and Beneficial Owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any significant equity interests or any Derivative Instruments or Short Interests in any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or any affiliate thereof held by such stockholder or Beneficial Owner (collectively, a “Competitor”), (H) any direct or indirect interest of such stockholder or Beneficial Owner in any contract with the Corporation or any affiliate thereof, or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Beneficial Owner, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of shares of the Corporation where such stockholder or Beneficial Owner receives no extra or special benefit not shared on a pro rata basis with all other holders of the same class or series and (J) any performance-related fees (other than an asset-based fee) that such stockholder and Beneficial Owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and Beneficial Owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date),
(iii) any other information relating to such stockholder and Beneficial Owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act,
(v) a statement whether or not such stockholder or Beneficial Owner will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such stockholder or Beneficial Owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, a “Solicitation Statement”), and
(vi) a statement that such stockholder is a holder of record of the capital stock of the Corporation and intends to appear in person or by proxy at the annual meeting to bring such business or nomination (as applicable) before the meeting if so requested and an acknowledgment that if such stockholder does not appear to present such business or nomination (as applicable) at such annual meeting, the Corporation need not present such business or nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By–law to the contrary, in the event that the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten days before the last day that a stockholder may deliver a notice of a nomination for director election in accordance with the preceding paragraph (A)(2), a stockholder’s notice required by this By–law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
A stockholder providing notice under this Section 2.8 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof).  If the information submitted pursuant to this Section 2.8 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with this By-Law. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change.  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this By-Law, and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.8 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.8.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a resolution adopted by a majority of the Whole Board. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By–law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by the fourth sentence of paragraph (A)(2) of this By–law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By–law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By–law. Except as otherwise provided by law, the Certificate of Incorporation or these By–laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this By–law and, if any proposed nomination or business is not in compliance with this By–law, to declare that such defective proposal or nomination shall be disregarded.
(2) For purposes of this By–law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this By–law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By–law; provided, however, that any references in these By–Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this By–Law. Nothing in this By–law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a–8 under the Exchange Act.

Section 2.9 Submission of Information by Director Nominees. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:
(A)A statement that such person is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or to any Voting Commitment made that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as director under applicable law; and that such person, if elected or reelected, intends to refrain in the future from entering into such a Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as director under applicable law;
(B)A statement that such person is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and that such person, if elected or re-elected as a director, intends to refrain in the future from entering into any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification with any person or entity other than the Corporation;
(C)A statement that such person consents to serve as a director of the Corporation if elected and intends to serve as a director at least until the next annual meeting of stockholders;
(D)A statement that, in their personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, if elected or re-elected as a director, such person intends to comply with all publicly disclosed policies and guidelines of the Corporation with respect to codes of conduct, corporate governance, conflict of interest, confidentiality, stock ownership and trading applicable to directors of the Corporation; and
(E)A statement that such person will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors.
Section 2.10 Procedure for Election of Directors and Action on Other Matters. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.8 of these By–laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. If a director is not reelected by the vote required herein, such director shall promptly tender resignation to the Board of Directors, which may be conditioned on acceptance by the Board of Directors. If a resignation is so conditioned on acceptance by the Board of Directors, the nominating committee shall make a recommendation to the Board of Directors on whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors shall act on such resignation taking into account the recommendation of the nominating, committee and shall publicly disclose its decision and the reasons for it within 90 days from the date the Inspector or Inspectors of Election certify the results of the applicable election. The director who tenders resignation shall not participate in the decisions of the nominating committee or the Board of Directors that concern such resignation. Except as otherwise provided by law, the Certificate of Incorporation or these By–laws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast affirmatively or negatively with respect thereto.
Section 2.11 Inspectors of Elections; Opening and Closing the Polls. (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law (the “DGCL”).
(B) The Secretary shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 2.12 No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III.
BOARD OF DIRECTORS
Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By–laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By–laws required to be exercised or done by the stockholders.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board but shall consist of not less than three directors. Subject to the rights of the holders of any series of Preferred Stock entitled to elect additional directors under specific circumstances, each director elected by the stockholders of the Corporation shall serve for a term expiring at the first annual meeting held after such director’s election. Each director shall hold office until their successor shall have been duly elected and qualified.
Section 3.3 Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this By–law immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board, the Chief Executive Officer or a majority of the Board of Directors, and special meetings of any committee of the Board of Directors may be called by the Chairperson of the committee or a majority of the members of the committee. The person or persons authorized to call special meetings of the Board of Directors or committees thereof may fix the place and time of the meetings.
Section 3.5 Notice. Notice of any special meeting shall be sent by the Secretary to each director who does not waive written notice pursuant to Section 6.4, either by first class United States mail at least five days before such meeting, or by overnight mail, courier service, electronic transmission, or hand delivery at least twenty-four hours before the special meeting, or by telephone at least twelve hours prior before the special meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By–laws as provided under Section 7.1 of Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.
Section 3.6 Quorum. A whole number of directors equal to at least one third of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.7 Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.8 Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.
A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By–laws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
Section 3.9 Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, a director may be removed from office, either for or without cause, by the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class.

ARTICLE IV.
OFFICERS
Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chair of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, and such other officers (including, without limitation, a President) as the Board of Directors from time to time may deem proper. The Chair of the Board may also serve as the Chief Executive Officer. The Chair of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.
Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.8 of these By–laws, each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign.
Section 4.3 Chair of the Board. The Chair of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chair shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of the Chair by the Board of Directors.
Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to the Chief Executive Officer’s office which may be required by law and all such other duties as are properly required of the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.
Section 4.5 President. The President (if one shall have been chosen by the Board of Directors) shall act in a general executive capacity and shall assist the Chair of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chair of the Board, perform all duties of the Chair of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

Section 4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or be delegated to them by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Corporation.
Section 4.7 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By–laws, and in case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chair of the Board, the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these By–laws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board of Directors, the Chair of the Board or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chair of the Board or the Chief Executive Officer, and attest to the same.
Section 4.8 Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.
Section 4.9 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.
ARTICLE V.
STOCK CERTIFICATES AND TRANSFERS
Section 5.1 Stock Certificates and Transfers.
(A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.
(B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer, transfer agent or registrar at the date of issue.
ARTICLE VI.
MISCELLANEOUS PROVISIONS
Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.
Section 6.3 Seal. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words “Corporate Seal” and around the margin thereof the words “Tupperware Brands Corporation - Delaware.”
Section 6.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.
Section 6.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.
Section 6.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chair of the Board of Directors, the Chief Executive Officer, the President, if any, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chair of the Board of Directors, the Chief Executive Officer, the President, if any, or the Secretary or at such later date specified in the notice or upon the happening of an event stated therein. Unless otherwise provided in such resignation, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 6.7 Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that they or a person of whom they are the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of Section 6.7 of these By–laws with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors.
(B) If a claim under paragraph (A) of this By–law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders)

to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(C) Following any “change of control” of the Corporation of the type required to be reported under Item 1 of Form 8–K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation.
(D) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By–law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By–laws, agreement, vote of stockholders or disinterested directors or otherwise.
(E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this By–law with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.
(G) The right to indemnification conferred in this By–law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in their capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By–law or otherwise.
(H) Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VII.
AMENDMENTS
Section 7.1 Amendments. These By–laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By–laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these By–laws, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal any provision of these By–laws.
By–laws (Amended and Restated by the Board of Directors effective May 4, 2021)